EXHIBIT 10.37: FIRST AMENDMENT TO EMPLOYMENT AGREEMENT BETWEEN YOUBET.COM AND CHARLES F. CHAMPION FIRST AMENDMENT TO CHAMPION EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT (the "First Amendment") to Champion Employment Agreement dated March 11, 2002 (the "Agreement") is made as of April 22, 2002 by and between Youbet.com, a Delaware Corporation ("the "Company"), and Charles F. Champion ("Executive").

     WHEREAS, after the Agreement was executed the Company and the Executive learned that certain vesting and matching provisions of the Agreement could not be honored (the "Impediment") ;

     WHEREAS, the Company and Executive wish to amend the Agreement as follows in order to make Champion whole as a result of the Impediment and to in order clarify his rights with respect to stock options;

     NOW, THEREFORE, in consideration of the foregoing, the Agreement is amended as hereinafter provided:

     1. Section 4 (a) Fringe Benefits regarding the 401(k) Plan

     The following provisions will apply in the event of Executive's separation from the Company for any reason before the expiration of his Employment
     Agreement:

a. Executive will be reimbursed for the difference between the amount vested and the actual three (3) year vest amount with respect to the Company's 401(k) Plan; and

b. Executive will be reimbursed for the difference in what is matched and the total match due to him, equal to 50% of his contribution but not exceeding 3% of his annual income each year under the Company's 401(k) matching plan.

     2. Section 3(c) - Stock Options.

     The last sentence of Section 3(c) of the Agreement shall be amended to be and read as follows:

     "To the extent of any conflict between this Agreement, on the one hand, and the Stock Option plan and/or the 1998 Stock Option Plan Incentive Stock Option Agreement that Participant signs, on the other hand, this Agreement shall control."

The Company will reimburse Executive for reasonable legal fees incurred in connection with the negotiation and preparation of this First Amendment and the Executive's Incentive Stock Option Agreement. Except as otherwise amended by this First Amendment, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment and have caused this First Amendment to be executed by a duly authorized person as of the day and year first above written.